Exhibit 4.1

FINAL FORM

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

Date of Issuance	Void after
[•], 2025	[•], 2035

JANUS HENDERSON GROUP PLC
WARRANT TO PURCHASE ORDINARY SHARES

This Warrant (the “Warrant”) to purchase ordinary shares, par value of $1.50 per share (“Ordinary Shares”), of Janus Henderson Group plc, a company incorporated and registered in Jersey, Channel Islands (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to The Guardian Life Insurance Company of America, a New York mutual life insurance company and its permitted assignees (the “Holder”) by the Company.

WHEREAS, the Company and the Holder entered into that certain Transaction Agreement, dated as of April 7, 2025 (the “Transaction Agreement”); and

WHEREAS, Park Avenue Institutional Advisers LLC, a Delaware limited liability company, and Janus Henderson Investors US LLC, a Delaware limited liability company, have entered into a Sub-Management Agreement, dated as of [•], 2025 (the “Sub-Management Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Term. The Warrant (a) will become effective and can be exercised on the date hereof (the “Issuance Date”), and (b) is exercisable for a period of time set forth in Section 3 hereof, in each case, to the extent that the Warrant has vested as of the date of such exercise in accordance with the vesting schedule set forth in Section 3 and on Schedule 1 hereto.

2.            Purchase of Shares.

(a)            Number of Ordinary Shares. Subject to the terms and conditions set forth herein, and subject to any previous exercise of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 1,600,000 fully paid and nonassessable Ordinary Shares (“Shares”) during the Exercise Period (as defined below) in accordance with the vesting schedule attached hereto as Schedule 1.

(b)            Exercise Price. The exercise price for the Shares issuable pursuant to this Section 2 shall be $37.91 per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 8 hereof.

3.            Exercise Period; Vesting.

(a)            This Warrant shall be exercisable with respect to the Shares only to the extent that the Warrant has vested as of the date of such exercise in accordance with the vesting schedule set forth in this Section 3 and on Schedule 1 hereto.

(b)            If (i) the Holder (or its applicable Affiliate) terminates the Sub-Management Agreement without Cause (as defined in the Sub-Management Agreement) or (ii) the Company (or its applicable Affiliate) terminates the Sub-Management Agreement for Cause (as defined in the Sub-Management Agreement), any non-vested portion of this Warrant will be forfeited.

(c)            If (i) the Holder (or its applicable Affiliate) terminates the Sub-Management Agreement for Cause (as defined in the Sub-Management Agreement) or (ii) the Company (or its applicable Affiliate) terminates the Sub-Management Agreement without Cause (as defined in the Sub-Management Agreement), any non-vested portion of this Warrants will vest upon the effective date of such termination and be freely exercisable during the remainder of the Exercise Period.

(d)            Subject to paragraphs (a), (b) and (c) above, this Warrant shall be exercisable, in whole or in part, during the period commencing on the date hereof and ending on the earlier of (i) 5:00 p.m. Eastern Time on the tenth (10th) anniversary of the Issuance Date and (ii) 5:00 p.m. Eastern Time on the date that is sixty (60) days following the effective date of the Sub-Management Agreement termination described in Section 3(b) hereof (such end date, the “Expiration Date” and such time period, the “Exercise Period”).

4.            Method of Exercise.

(a)            Subject to the provisions of Section 4(e), at any time while this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)            the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)           the payment to the Company, by wire transfer in immediately available funds to an account designated by the Company, of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased.

(b)            Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 4(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 4(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c)            As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)            a certificate or certificates (whether physical or electronic) for the number of Shares to which such Holder shall be entitled, and

(ii)            in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 4(a) above.

(d)            At any time while this Warrant remains outstanding and exercisable in accordance with Section 2 above, in lieu of exercising this Warrant by paying the Exercise Price and receiving Shares in the manner provided above in Section 4(a), the Holder may irrevocably elect to receive cash in U.S. Dollars equal to the Cash Amount (as defined below) of the Shares that would have otherwise been received after exercising this Warrant, in whole or in part, if the Holder had not elected instead to receive cash in lieu of Shares under this Section 4(d). Such exercise of cash in lieu of Shares shall be effected by:

(i)            The Holder providing the Notice of Exercise for Cash in Lieu of Shares attached hereto as Exhibit B (which includes the Holder’s irrevocable election to receive cash in lieu of Shares), duly completed and executed, which notice shall include the number of Shares subject to the applicable exercise of the Warrant that would have been received by the Holder if the Holder had not elected to receive cash in lieu of such Shares; and

(ii)            Following the Company’s receipt of a valid Notice of Exercise for Cash in Lieu of Shares and the surrender of this Warrant at the principal office of the Company, the Company shall pay to the Holder, no later than fifteen (15) Business Days thereafter, cash in U.S. Dollars by wire transfer to the bank account designated in the Notice of Exercise for Cash in Lieu of Shares computed using the following formula:

X= Y*(A-B)

Where X =	The amount of cash in U.S. Dollars to be received by the Holder (the “Cash Amount”).

Y =	The number of Shares subject to the applicable exercise of this Warrant.

A =	The fair market value of one Share.

B =	Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4(d), the fair market value of one Share shall be (i) the average of the closing prices of one Share over the twenty (20) trading-day period ending on the date of determination if the Shares are publicly traded.

(e)            In the event the Company provides notice to the Holder pursuant to Section 7(a), and such notice relates to a record date for an Extraordinary Dividend (as defined in Section 8(c)), the Holder may elect to exercise this Warrant, in whole or in part, by delivering to the Company written notice of such election within five (5) calendar days following Company’s delivery of the record date notice. If the Holder timely elects to exercise for Shares (pursuant to Section 4(a)), the Company shall use commercially reasonable efforts to issue the applicable Shares to the Holder no later than the applicable record date. If the Shares are not issued to the Holder by such record date, then as soon as reasonably practicable thereafter, the Company shall pay to the Holder an amount in cash equal to the Extraordinary Dividend that would have been paid on such Shares had such Shares been issued prior to such record date, and Company shall have no liability in respect of such exercise or Extraordinary Dividend thereafter. If the Holder elects to exercise for cash (pursuant to Section 4(d)), the Company shall pay the applicable Cash Amount to the Holder within fifteen (15) Business Days following receipt of such notice and surrender of this Warrant, consistent with Section 4(d)(ii).

5.            Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)            Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Jersey, the Channel Islands and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)            Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient Ordinary Shares to allow for the exercise of this Warrant.

(c)            Compliance with Other Instruments. The authorization, execution and delivery of the Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Articles of Association or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d)            Valid Issuance of Shares. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder in this Warrant, will be issued in compliance with all applicable U.S. federal and state securities laws. The Shares will be issued free and clear of any encumbrances, other than liens or encumbrances arising as a matter of applicable securities laws or liens or encumbrances created by or at the direction of Holder or any of its Affiliates.

6.            Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)            Authorization. The Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)            Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Company in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)            Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)            Investment Experience. The Holder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)            Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f)            Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”) and understands the resale limitations imposed thereby and by the Act.

(g)            Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 6 and:

(i)            there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(ii)            the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; and

(iii)           if other than an individual, the Holder shall not make any disposition to any of the Company’s competitors as such is reasonably determined by the Company.

(iv)           Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN A WARRANT TO PURCHASE ORDINARY SHARES BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF THE WARRANT TO PURCHASE ORDINARY SHARES WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

7.            Covenants of the Company.

(a)            Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall provide the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)            Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and unissued a sufficient number of Ordinary Shares to provide for the exercise in full of the Warrant. If at any time during the Exercise Period the number of authorized but unissued Ordinary Shares shall not be sufficient to permit exercise in full of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

8.            Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)            Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Ordinary Shares, by split-up or otherwise, or combine its Ordinary Shares, or issue additional shares of its Ordinary Shares as a dividend with respect to any shares of its Ordinary Shares, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)            Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)            Extraordinary Cash Dividend. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay an extraordinary dividend or make an extraordinary distribution in cash to the holders of Ordinary Shares on account of such shares of Ordinary Shares other than regularly scheduled quarterly cash dividends (an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the payment date of such Extraordinary Dividend, by the amount of cash paid on each Ordinary Share in respect of such Extraordinary Dividend; provided, that such exercise price shall not be reduced to an amount that is less than the par value of an Ordinary Share. For the avoidance of doubt, the existence of different exercise prices pursuant to this Warrant for vested and unvested portions of this Warrant is for administrative purposes only and shall not be construed as creating a separate Warrant, separate right, or separate class of securities.

(d)            Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder in writing of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(e)            Adjustment Rules. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Ordinary Shares, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Ordinary Shares.

9.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.            No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

11.            Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein (including without limitation the restriction on transfers to competitors of the Company set forth in Section 6), this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity only with the prior written consent by the Company; provided that the Holder may freely transfer this Warrant to an Affiliate of the Holder without the Company’s prior written consent subject to (a) Holder providing prior written notice of such transfer to the Company, and (b) transferee agreeing in writing for the benefit of the Company to be bound by the terms of this Warrant (with such written agreement delivered to the Company prior to effectiveness of the transfer). If a transfer is so consented to by the Company, within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto as Exhibit C, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

12.            No Impairment. The Company shall not, by amendment of its articles of association, bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times act in good faith to assist in the carrying out of all the provisions of this Warrant.

13.            Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Warrant shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the District of Delaware or any state court of the State of Delaware in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

14.            Successors and Assigns. Subject to Section 11, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.

15.            Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures (or .pdf copy via e-mail attachment) shall constitute original signatures for all purposes of this Warrant.

16.            Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

17.            Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 16):

If to the Company:

Janus Henderson Group plc

c/o Janus Henderson Investors US LLC

151 Detroit Street

Denver, CO 80206

Attention:	Sukh Grewal; Michelle Rosenberg
Email:	Sukh.Grewal@JanusHenderson.com;
Michelle.Rosenberg@JanusHenderson.com

If to the Holder:

The Guardian Life Insurance Company of America

10 Hudson Yards

New York, NY 10001

Attention:	Kermitt Brooks, Chief Legal Officer;
Jared M. Williams, Associate General Counsel, Corporate Initiatives & Transactions
Email:	kermitt_brooks@glic.com;
jmwilliams@glic.com

18.            Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

19.            Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20.            Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

21.            Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

22.            Certain Defined Terms.

(a)            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b)            “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by applicable law or other action of a governmental authority to close.

(c)            “control” (including the terms “controlling”, “under common control with” and “controlled by”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and or policies of a Person, whether through the ownership of voting of securities, by Contract (as defined in the Transaction Agreement), as trustee or executor or otherwise.

(d)            “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority (as defined in the Transaction Agreement), unincorporated organization, trust, association or other entity.

[Signature Page Follows]

FINAL FORM

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

JANUS HENDERSON GROUP PLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HOLDER

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

[Signature Page to Warrant]

SCHEDULE 1

VESTING SCHEDULE

The Warrant shall vest and become exercisable with respect to that number of Shares determined in accordance with the below vesting schedule. In addition, if on any vesting date the Company shall have delivered a notice of a shortfall of the Gross Fees Required Amount (as defined in the Transaction Agreement) to the Holder, the Shares that otherwise would have vested on such vesting date shall not vest unless and until the Holder has cured such shortfall in accordance with the terms and conditions set forth in the Transaction Agreement.

a)	Thirty percent (30%) of the Shares shall vest immediately on the Issuance Date.

b)	An additional ten percent (10%) of the Shares (calculated based on the total number of Shares subject to this Warrant on the Issuance Date and not on the remainder of unvested Shares) shall vest annually, beginning on the date of the fourth (4th) anniversary of the Issuance Date, until the date of the ninth (9th) anniversary of the Issuance Date.

c)	The remaining ten percent (10%) of the Shares (calculated based on the total number of Shares subject to this Warrant on the Issuance Date and not on the remainder of unvested Shares) shall vest on the date that is sixty (60) days prior to the tenth (10th) anniversary of the Issuance Date.

EXHibit A

NOTICE OF EXERCISE

Janus Henderson Group plc

[Address]

Attention: [•]

The undersigned (the “Holder”) hereby elects to purchase _____________ Shares of the Janus Henderson Group plc pursuant to Section 4(a) of the attached warrant (the “Warrant”), and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any. This Notice of Exercise shall be effective as of the time set forth pursuant to Section 4(b) of the Warrant.

Capitalized terms used, but not otherwise defined herein shall have the meaning ascribed to such term in the Warrant.

HOLDER:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

Date:

Name in which Shares should be registered:

EXHIBIT B

NOTICE OF EXERCISE FOR CASH IN LIEU OF SHARES

Janus Henderson Group plc

[Address]

Attention:

The undersigned (the “Holder”) hereby elects to exercise the attached warrant (the “Warrant”) with respect to _________ Shares and receive cash in U.S. Dollars in lieu of receiving such Shares pursuant to Section 4(d) of the Warrant. This Notice of Exercise shall be effective as of the time set forth pursuant to Section 4(b) of the Warrant.

Please transfer cash by wire transfer in immediately available funds in the amount of $_____________ to the Holder at the following bank account:

[Insert Wire Transfer Instructions]

Capitalized terms used, but not otherwise defined herein shall have the meaning ascribed to such term in the Warrant.

HOLDER:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

Date:

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.